Exhibit 2.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) dated as of January 12, 2011, is by and among Media Technologies, Inc., a Nevada corporation (the “Corporation” or “MDTC”), TechTV Media Inc., a Nevada Corporation (the “TechTV”), and R. Gordon Jones (the “Selling Stockholder”) who is the owner of 100% of the capital stock of TechTV.

RECITALS

A.

Whereas, TechTV is a newly formed corporation engaged in the business of providing, installing, selling and managing advertisement insertion systems. The systems enable local cable television providers to insert advertising onto network channels on their cable systems.  TechTV shares in the revenues generated from advertising with the advertising agencies and the cable system operators.

B.

Whereas, MDTC is a Media Technology based holding company which desires to diversify its holdings and to facilitate the acquisition of new and existing, promising start-up companies as well as profitable companies to define and enhance symmetries and provide additional capital to increase the scope and profitability of the combined acquired companies, making the sum of its parts greater than the whole.

C.

Whereas, MDTC is a reporting corporation presently subject to the reporting requirements as provided by Section 13 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).  The common stock of MDTC is presently listed on the OTC Bulletin Board under the symbol “MDTC.”

D.

Whereas, the Selling Stockholder is the owner of 100% of the issued and outstanding shares of Common Stock of TechTV.

E.

Whereas, in order to implement their common long-term business and financial goals, the Parties to this Agreement desire to implement a consolidation strategy through the acquisition of TechTV.

F.

Whereas, MDTC will acquire all of the issued and outstanding capital stock of TechTV in a stock-for-stock exchange for 5,000,000 shares of the Common stock of MDTC, all as more fully set forth herein below, whereby TechTV will become a wholly-owned subsidiary of MDTC.

G.

Whereas, the Board of Directors of MDTC have authorized its Officers to consummate the transactions contemplated herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the following terms and conditions:

ARTICLE 1.

DEFINITIONS

1.1

Definitions. The following terms have the following meanings, unless the context indicates otherwise:

“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

“Cable Provider” shall mean any provider of national cable television services for a fee, to consumers (whether in the private, commercial or institutional sector).

“Closing” shall mean the completion of the Transaction, in accordance with Article 8 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Article 8., following the satisfaction or waiver by MDTC and TechTV of the conditions precedent set forth in Sections 5.1, 6.1 and 6.2 respectively; the Closing Date shall be on or before December 31, 2010, or as soon thereafter as practicable, unless otherwise agreed to in writing by all parties hereto;

“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

“MDTC Accounting Date” is defined in section 4.11;

“MDTC Material Adverse Effect” is defined in section 4.7;

“MDTC SEC Documents” is defined is section 4.10; and

“MDTC Shares” shall mean those restricted shares of fully paid and non-assessable common shares of MDTC to be issued to the Selling Stockholder by MDTC on the Closing Date.

“TechTV Shares” shall mean 100% of the issued and outstanding common shares of TechTV held by the Selling Stockholder, being all of the issued and outstanding common shares of TechTV beneficially held, either directly or indirectly, by the Selling Shareholder;

“SEC” shall mean the Securities and Exchange Commission;

“Subscriber” shall mean individually a Subscriber and collectively, the aggregate of Subscribers of a Cable Provider as of the date of the TechTV Contract

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments;

“TechTV Contract” shall mean a written signed contract between TechTV and a Cable Provider under which TechTV will provide to provide the equipment and services to said Cable Provide Subscriber”

“Transaction” shall mean the acquisition of the TechTV Shares by MDTC in exchange for the issuance of the MDTC Shares (as hereinafter defined);

ARTICLE 2.

EXCHANGE OF SHARES

2.1

Exchange of Shares.  Subject to all the terms and conditions set forth in this Agreement, in exchange for the acquisition consideration (the "Acquisition Consideration"), as set forth in paragraph 1.2 hereof,  paid by MDTC to the Seller Stockholder, MDTC shall acquire all of the issued and outstanding capital stock of TechTV owned by the Seller Stockholder.

2.2

Acquisition Consideration. The total Acquisition Consideration to be paid by MDTC for the TechTV Shares shall be a total of 5,000,000 shares of the previously authorized but unissued unregistered and restricted shares of the Common Stock, $0.001 par value per share of MDTC, subject to and based upon TechTV securing 500,000 new Subscriptions (the "Anticipated Subscribers") during the period commencing on the date of Closing and ending on the second year anniversary date thereof (the "Subscriber Period").   Subject to all the terms and conditions of this Agreement, MDTC will issue the Acquisition Consideration of 5,000,000 MDTC Shares in the name of the Selling Stockholder, in 8 separate certificates of 625,000 shares each, which shares shall be held in escrow, subject to delivery and/or cancellation as set forth below.

2.3

Deposit and Escrow of Acquisition Consideration Shares.  MDTC and the Selling Stockholder hereby agrees that the Escrow Holder, pursuant to the terms of an Escrow Agreement attached hereto as Exhibit 2.3, shall hold in escrow the eight (8) stock certificates for 625,000 shares each, issued by MDTC in the name of the Selling Stockholder, representing an aggregate of 5,000,000 MDTC  Shares, as set  forth in Section 2.2, along with irrevocable stock powers issued in blank (the "Stock Powers") duly executed by the Seller Stockholder with signature medallion guaranteed.

2.4

Delivery and/or Cancellation of Escrow Shares.  During the Subscriber Period Escrow Holder release a certificate representing 625,000 MDTC shares for each 62,500 Subscribers under TechTV Contracts secured. As soon as practicable, but in no event later than 30 days after the end of each three month period (each a “Calculation Period”) commencing on the Closing Date, provided that TechTV has secured TechTV Contracts with Cable Providers during said three month Calculation Period, which Cable Providers have an aggregate Subscriber base calculated as of the date of the TechTV Contract of a minimum of 62,500 Subscribers, Escrow Holder will release and deliver to the Selling Shareholder a certificate representing 625,000 MDTC Shares. If TechTV has not secured TectTV Contracts with Cable Providers with a minimum of 62,500 Subscribers during such Calculation Period, no shares shall be released from escrow.  Any Subscriber’s in excess of the minimum of 62,500 but less than the number necessary for the release of the next block of MDTC Shares, shall rollover and be added to the number Subscriber in the next Calculation period, and the release of shares shall be subject to TechTV securing TechTV Contracts by the end of such Calculation Period with Cable Providers with a minimum of 62,500 Subscribers.  As soon as practicable, but in no event later than 45 days after the end of the Subscriber period MDTC and TechTV shall determine the total number of Subscribers under the TechTV Contracts secured during the Subscriber  Period and Escrow Holder shall release and deliver certificates for any shares due for delivery based on the quotient obtained by dividing the total number of Subscriber under the TechTV Contracts, as the numerator and 500,000 as the denominator, and shall deliver the certificates representing the remaining balance of the MDTC Shares which have not been released, and accompanying Stock Powers to the then acting registrar and transfer agent for cancellation.

2.5

Exemption from Registration.  The parties hereto intend that the MDTC Shares to be exchanged shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder and exempt from the registration requirements of the applicable states.   In furtherance thereof, the Selling Stockholder will execute and deliver to MDTC, on the Closing date, an Investment Letter suitable to legal counsel for MDTC, in form substantially as set forth in Exhibit 2.5 attached hereto.  The Selling Stockholder agrees to abide by all applicable resale restrictions and holding periods imposed by all applicable securities legislation.

(a)

The Selling Stockholder understands and agrees that the certificates evidencing MDTC Shares issued to the Selling Stockholder will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO TECHTV AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO TECHTV, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)

Other Legends. The certificates representing such MDTC Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

2.6

Share Exchange Procedure. At the Closing, the Selling Shareholder will exchange his, certificate(s) representing the TechTV Shares by delivering such certificate to MDTC, with the reverse side duly executed and endorsed in blank (or accompanied by a separate duly executed Irrevocable Stock Power endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the MDTC Shares to the holder thereof, to be held in Escrow as set forth above.

2.7

Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the MDTC Shares will be issued in the Transaction. In lieu of any such fractional shares, if any of the Selling Stockholder would otherwise be entitled to receive a fraction of a share of the MDTC Shares upon surrender of certificates representing the TechTV Shares for exchange pursuant to this Agreement, the Selling Stockholder will be entitled to receive from MDTC a stock certificate representing the nearest whole number of MDTC Shares.

2.8

Closing Date. The date on which the Closing occurs is referred to herein as the “Closing Date.” The closing of this transaction (the “Closing”), unless the parties to this Agreement shall otherwise agree, shall take place by the delivery of all required executed documents by the parties at the offices Chachas Law Group P.C., 2445 Fifth Avenue, Suite 440, San Diego, CA 92101, on or prior to December 31, 2010, or as soon as practicable thereafter, provided that this Agreement has not been terminated pursuant to Article 10., of this Agreement by any party.

2.9

Restricted Shares. The Selling Stockholder acknowledge that the MDTC Shares are being issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all applicable securities laws. Each Selling Shareholder agrees that he/she/it has sought and obtained independent legal advice as to the resale restrictions applicable in their jurisdiction of residence, and under US securities laws generally. MDTC has not undertaken, and will have no obligation, to register any of the MDTC Shares under the 1933 Act.  Restricted Shares are acquired in unregistered, private sales from an issuer or from an affiliate of the issuer.  Restricted Shares, as defined under Rule 144 of the 1933 Act (“Rule 144”), are not fully transferable until certain conditions have been met. Upon satisfaction of those conditions, the shares become transferable by the person or entity holding them.  If the Selling Stockholder wants to sell their MDTC Shares to the public, they can follow the conditions set forth in Rule 144. The rule is not the exclusive means for selling the MDTC Shares, but provides a “safe harbor” exemption to the Selling Stockholder.  The parties further intend that the issuance of the common stock by MDTC to the Selling Stockholder shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act as set forth herein.

2.10

Lock-Up Agreement. The Selling Stockholder further agrees to execute the Lock-Up Agreement in the form attached hereto as Exhibit 2.10 under which the Seller Stockholder agrees that during the first 12 months following the closing the Seller Stockholder shall not sell, or be entitled to sell any shares of the MDTC Common Stock.  During the period commencing at the end of the 12 months following the closing and through the date which is 24 months after the closing, the Selling Stockholder shall not sell, or be entitled to sell more than an aggregate of 150,000 shares of MDTC Common Stock, per quarter in either private transactions or open market trading should a public trading market develop for the sale of MDTC Common Stock (the “Lock-Up Period”).   The Lock-Up Period shall end and terminate on the second anniversary date of the closing under the Acquisition Agreement.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF MDTC

MDTC represents and warrants to TechTV and the Selling Stockholder, and acknowledges that TechTV and the Selling Stockholder are relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of TechTV, as follows:

3.1

Corporate Status.  MDTC is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Nevada, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement. Schedule 3.1 sets forth true, correct and complete copies of the Articles of Incorporation and By-laws of MDTC, and no action has been taken to amend or repeal such Organizational Documents.  MDTC is not in violation or breach of any of the provisions of its Articles of Incorporation or By-laws, except for such violations or breaches as would not have a Material Adverse Effect.

3.2

Capitalization. MDTC’s authorized capital stock consists of (i) 125,000,000 shares of Common Stock, $0.001 Par Value of which 33,480,000 shares are issued and outstanding and 25,000,000 shares of Preferred Stock of which no share shave been issued. All shares of Common Stock have been validly issued, fully paid and non-assessable.  MDTC has no option plans and there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of MDTC or any other equity security or security convertible into an equity security. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of MDTC prior to the Closing Date. MDTC has not granted any registration rights with respect to any shares of MDTC Common Stock or any options to acquire shares of MDTC capital stock. Upon issuance in accordance with the terms of this Agreement, the MDTC Common Stock will be validly issued, fully paid and non-assessable.

3.3

Authority of MDTC. MDTC has the full corporate power and authority to execute, deliver, and perform this Agreement and has taken all corporate action and has obtained all necessary consents and approvals required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by MDTC of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by the Board of Directors of MDTC, and this Agreement is valid and binding upon MDTC and enforceable against MDTC in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).    The Board of Directors of MDTC have unanimously consented to, and authorized this Agreement and the transactions contemplated by this Agreement. No other corporate approvals are required for MDTC to execute, deliver and perform this Agreement.

3.4

Compliance with the Law and Other Instruments.

(a)

The business and operations of MDTC have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect MDTC or its properties, assets, businesses or prospects.

(b)

MDTC shall has all material governmental licenses, permits, authorizations and approvals (the “Permits”) necessary and required by MDTC to conduct its business. To the knowledge of MDTC, the Permits are validly held by MDTC, and MDTC is in compliance with the Permits, except for instances of noncompliance that would not, individually or in the aggregate, have a material adverse effect.  To the knowledge of MDTC, the Permits constitute all of the governmental licenses, permits, authorizations and approvals required to carry on the business of MDTC as such business is presently conducted, except where the failure to have any such license, permit, authorization or approval would not, individually or in the aggregate, have a material adverse effect.

3.5

Absence of Conflicts. The execution and delivery of this Agreement and the issuance of the securities of MDTC, and the consummation by MDTC of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of MDTC’s Articles of Incorporation or By-Laws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which MDTC is a party to or by which any of its assets are bound, (iii) do not and shall not cause MDTC to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of MDTC. MDTC has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

3.6

Environmental Compliance.  There are no environmental reports with respect to any of the properties owned or leased by MDTC. To MDTC’s knowledge, it is in compliance with all applicable environmental laws (the “Environmental Laws”). MDTC is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in MDTC’s business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law.

3.7

OSHA Compliance; Employment Matters.

(a)

To MDTC’s knowledge, it is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements, including, without limitation, all laws, etc. relating to (1) ERISA and (2) occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

(b)

MDTC does not owe any accrued but unpaid salary or other compensation or benefits to any officer, director, employee or consultant of MDTC.  Upon the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, MDTC, from and after the Closing Date will have no obligation to any officer, director, employee or consultant of MDTC for any claim, including, without limitation, any claim for wages, fees, benefits, deferred compensation, severance pay, incentive pay, or pension, arising under any of the Benefit Plans or arising out of such officer’s, director’s, employee’s, or consultant’s engagement or employment by MDTC, except as set forth on the MDTC Disclosure Schedule.

3.9

Financial Statements. MDTC’s financial statements contained in MDTC’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC (collectively, the “MDTC Financial Statements”) have been prepared using generally accepted accounting principles (“GAAP”) applied on a consistent basis. The MDTC Financial Statements fairly present the financial condition and results of operations for MDTC.  Except as indicated in the MDTC Financial Statements,  on the Closing Date, MDTC’s outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due) shall not exceed $5,000.  Since the date of MDTC Form 10-Q for the quarter ended September 30, 2010 (the “Form 10-Q”), there has not been any material adverse change in MDTC’s financial condition, assets, liabilities or business, or any damage, destruction or loss, whether or not covered by insurance, materially affecting MDTC’s properties, assets or business, and MDTC has not incurred any indebtedness, liability or other obligation of any nature whatsoever except in the ordinary course of business and MDTC has not made any change in its accounting methods or practices.

3.10

Taxes.  MDTC has timely filed all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, which if not filed would not have a Material Adverse Effect on the Company, and has paid or made adequate provision for the payment of all such taxes whether or not shown to be due on said returns.

3.11

Contracts.  Except to the extent already filed with the SEC Documents, (and available on its “Edgar” database) MDTC has made available to TechTV, prior to the date of this Agreement, true, correct and complete copies of each written Material Contract, including each amendment, supplement and modification thereto.  Each Material Contract is a valid and binding agreement of MDTC that is party thereto, and is in full force and effect. Except as would not have a Material Adverse Effect, MDTC is not in breach or default of any Material Contract to which it is a party and, to the knowledge of MDTC, no other party to any Material Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Contract or (b) permit MDTC or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract. No Company has received notice of the pending or threatened cancellation, revocation or termination of any Material Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Contract.

3.12

Title to Assets.

(a)

MDTC owns all right, title, and interest in and to each of its assets material to its business, including all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights (the “Intellectual Property”) necessary to its business, as now conducted or proposed to be conducted.  MDTC is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing. All listed Intellectual Property is owned by MDTC, free and clear of all liens or claims, including, without limitation, any claim of infringement, of any nature.

(b)

No present or former employee, officer or director of MDTC, or agent or outside contractor of MDTC, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

(c)

To the knowledge of MDTC: (a) none of the Intellectual Property has been used, divulged, disclosed or appropriated to the detriment of MDTC for the benefit of any person other than MDTC; and (b) no employee, independent contractor or agent of MDTC has misappropriated any trade secrets or other confidential information of any other person in the course of the performance of his or her duties as an employee, independent contractor or agent of MDTC.

3.13

Litigation.  Except as set forth in MDTC’s SEC Filings, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting MDTC or its properties, assets or businesses, or with respect to any matter arising out of the conduct of MDTC’s business pending or to its knowledge threatened, by or against, any officer or director of MDTC in connection with its affairs, whether or not covered by insurance. Except as set forth in the Form 10-Q, neither MDTC nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality affecting MDTC.  Except as set forth on the Form 10-Q MDTC is not presently engaged in any legal action.  The reserves for litigation set forth on the MDTC Financial Statements are adequate to cover the cost of any adverse judgment in any pending litigation and MDTC will not be obligated to pay the costs, including, without limitation, attorney’s fees, of any pending litigation after the Closing Date.

3.14

Reporting Company Status. MDTC is a reporting company registered with the SEC whose common stock is listed for quotation on the OTC Bulletin Board under the symbol MDTC.OB. MDTC has not received any notice with respect to non-compliance with any rules or regulations that would affect the eligibility of the Common Stock to be quoted on the OTC Bulletin Board.

3.15

SEC Filings.  MDTC has timely filed and will continue to timely file all forms, reports and documents required to be filed by MDTC with the SEC (collectively, the “SEC Reports”) and the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Act”) and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not, to MDTC ‘s knowledge, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not materially misleading and (iii) adequately described all material transactions, which transactions were consummated on commercially reasonable terms and were in the best interests of MDTC’s stockholders.

3.16

Absence of Changes. Except for transactions consummated on commercially reasonable terms and in the best interests of MDTC’s stockholders, subsequent to the date of the Form 10-Q for the quarter ended September 30, 2010, and through the date of this Agreement, and except as in the ordinary course of business and with respect to any items reserved by MDTC and reflected in the MDTC Financial Statements, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of MDTC, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of MDTC for any period prior to, and/or subsequent to, the date of the Form 10-Q or arising out of any transaction of MDTC prior to, and/or subsequent to, such date). Subsequent to the date of the Form 10-Q, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to MDTC securities, or any direct or indirect redemption, purchase, or other acquisition of any of MDTC securities. To MDTC’s knowledge, there has not been an assertion against MDTC of any liability of any nature or in any amount not fully reflected or reserved against in the Form 10-Q.

3.17

No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

3.18

Broker. MDTC represents that it has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. MDTC agrees to indemnify and hold harmless TechTV from and against any and all claims for brokerage commissions or finder’s fees by any person, firm or corporation on the basis of any act or statement alleged to have been made by MDTC or its affiliates or agents.

3.19

Complete Disclosure. No representation or warranty of MDTC which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to MDTC’s knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of MDTC which would materially adversely affect same which has not been disclosed to TechTV in this Agreement.

3.20

No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that TechTV knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to TechTV contained untrue statements.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF TECHTV

AND THE SELLING STOCKHOLDER

TechTV and the Selling Stockholder represent and warrant to MDTC, and acknowledges that MDTC is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of MDTC, as follows:

4.1

Corporate Status.  TechTV is a corporation duly organized, validly existing and in good standing pursuant to the laws of Nevada with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.  Copies of the Articles of Incorporation and By-Laws of TechTV have been delivered to MDTC prior to the execution of this Agreement are true and complete and have not been amended or repealed.  TechTV is not in violation or breach of any of the provisions of the Organizational Documents, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

4.2

Capitalization. TechTV’s authorized capital stock consists of 75,000 shares of Common Stock, $0.001 Par Value of which all 75,000 shares are issued and outstanding. All shares of Common Stock have been validly issued, fully paid and non-assessable. As of the date hereof no shares of Preferred Stock are authorized, issued or outstanding. There are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of TechTV or any other equity security or security convertible into an equity security. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of TechTV. Except as set forth on the disclosure schedule which is annexed hereto and made a part hereof (the “TechTV Disclosure Schedule”), TechTV has not granted any registration rights with respect to any series of TechTV stock outstanding.

4.3

Authority of TechTV. TechTV has the full corporate power and authority to execute, deliver, and perform this Agreement and has taken all corporate action and has obtained all necessary consents and approvals required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by TechTV of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by the Board of Directors and the TechTV Stockholders, and this Agreement are valid and binding upon TechTV and enforceable against TechTV in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).

4.4

Ownership.  The Selling Stockholder is record, beneficial and equitable owner of 100% of the issued and outstanding shares of Common Stock of TechTV and such Selling Stockholder has the full right and authority to exchange their TechTV Common Stock for shares of MDTC Common Stock.

4.5

Compliance with the Law and Other Instruments.

(a)

The business and operations of TechTV have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect TechTV or its properties, assets, businesses or prospects.

(b)

TechTV has all material governmental licenses, permits, authorizations and approvals (the “Permits”) necessary and required by TechTV to conduct its business.  To the knowledge of TechTV, the Permits are validly held by TechTV, and TechTV is in compliance with the Permits, except for instances of noncompliance that would not, individually or in the aggregate, have a material adverse effect.  To the knowledge of TechTV, the Permits constitute all of the governmental licenses, permits, authorizations and approvals required to carry on the business of TechTV as such business is presently conducted, except where the failure to have any such license, permit, authorization or approval would not, individually or in the aggregate, have a material adverse effect.

4.6

Absence of Conflicts. The execution and delivery of this Agreement, the transfer of the securities of TechTV, and the consummation by TechTV of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of TechTV’s Certificate of Incorporation or By-Laws, (ii) do not and shall not result breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which TechTV is a party to or by which any of its assets are bound, (iii) do not and shall not cause TechTV to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of TechTV. TechTV has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

4.7

Environmental Compliance. To TechTV’s knowledge, it is in compliance with all applicable Environmental Laws. TechTV is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in TechTV’s business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law.

4.8

Compliance with Occupational and Safety Laws; Employment Matters.

(a)

To TechTV’s knowledge, it is in compliance with all applicable national, provincial and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety.

(b)

TechTV does not owe any accrued but unpaid salary or other compensation or benefits to any officer, director, employee or consultant of TechTV.  Except as set forth on the TechTV Disclosure Schedule, TechTV has no Benefit Plans.  The TechTV Disclosure Schedule contains for each or its officers, directors, employees and consultants his compensation and benefits for the last two years.

4.9

Financial Statements.   Within the time prescribed in Item 9.01 of Form 8-K, TechTV shall provide such financial statements for the filing of such amendment Report on Form 8-K, as required therein.

4.10

Taxes. TechTV has timely filed all required national, provincial, and local tax returns and has paid or made adequate provision for the payment of all such taxes whether or not shown to be due on said returns.

4.11

Contracts.  TechTV’s Disclosure Schedule sets forth a complete list all of TechTV’s Material contracts including, but not limited to, license agreements. All of the contracts so listed have been entered into in the ordinary course of business and neither TechTV nor any other party to any such contract is in default under any such contract.

4.12

Litigation. There are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting TechTV or its properties, assets or businesses, or with respect to any matter arising out of the conduct of the TechTV’s business pending or to its knowledge threatened, by or against, any officer or director of TechTV in connection with its affairs, whether or not covered by insurance. Except as set forth on the TechTV Disclosure Schedule, neither TechTV nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, affecting TechTV. Except asset forth on the TechTV Disclosure Schedule, TechTV is not presently engaged in any legal action.

4.13

Absence of Changes. There has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of TechTV, and except as in the ordinary course of business and with respect to any items reserved by TechTV and there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of TechTV or arising out of any transaction of TechTV prior to the date of this Agreement.

4.14

No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

4.15

Broker; Finder’s Fee.  TechTV represents that it has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement, except as otherwise indicated herein. TechTV agrees to indemnify and hold harmless MDTC from and against any and all claims for brokerage commissions or finder’s fees by any person, firm or corporation on the basis of any act or statement alleged to have been made by TechTV or its affiliates or agents.

4.16

Complete Disclosure.  No representation or warranty of TechTV which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to TechTV’s knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of TechTV which would materially adversely affect same which has not been disclosed to MDTC in this Agreement.

4.17

No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that MDTC knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to MDTC contained untrue statements.

ARTICLE 5.

OTHER AGREEMENTS

5.1

Satisfaction or performance of each of the additional agreements in this Section 5 is an express condition precedent to Closing.

(a)

Report Form 8-K Filing.  Concurrently with the Closing, MDTC shall file a Current Report on Form 8-K with the Commission reporting the acquisition of TechTV by MDTC.

(b)

Delivery of TechTV Financial Statements.  Within the time prescribed in Item 9.01 of Form 8-K, TechTV shall provide such financial statements for the filing of such amendment Report on Form 8-K, as required therein.

ARTICLE 6.

CLOSING CONDITIONS

6.1

Conditions Precedent to Closing by MDTC. The obligation of MDTC to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Article 9. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of MDTC and may be waived by MDTC in its sole discretion.

(a)

Representations and Warranties of TechTV to be True. To TechTV’s knowledge, the representations and warranties of TechTV set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement.

(b)

Performance of Obligations of TechTV. TechTV shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date.

(c)

No Adverse Change. Except as set forth on the TechTV Disclosure Schedule, there shall not have occurred any material adverse change since the date of execution of this Agreement;

(d)

Statutory Requirements. Any statutory requirement for the valid consummation by TechTV of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by TechTV of the transactions set forth in this Agreement and to permit the business presently carried on by TechTV to continue unimpaired following the Closing Date.

(e)

No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement.

(f)

Consents Under Agreements. TechTV shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement.

(g)

Shareholder Approval. The approval of the transactions set forth in this Agreement by the current holders of a majority of the issued and outstanding shares of the TechTV Common Stock.

6.2

Conditions Precedent to Closing by TechTV. The obligation of TechTV and the Selling Stockholder to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Article 9. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of TechTV and the Selling Stockholder and may be waived by TechTV and the Selling Stockholder in their discretion.

(a)

Representations and Warranties of MDTC to be True. To MDTC’s knowledge, the representations and warranties of MDTC set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement.

(b)

Performance of Obligations of MDTC. MDTC shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date.

(c)

No Adverse Change. There shall not have occurred any material adverse change since the date of the Form 10-Q for the quarter ended September 30, 2010 and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of MDTC.

(d)

Statutory Requirements. Any statutory requirement for the valid consummation by MDTC of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by MDTC of the transactions set forth in this Agreement and to permit the business presently carried on by MDTC to continue unimpaired following the Closing Date, shall have been obtained.

(e)

No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement.

(f)

Consents Under Agreements. MDTC shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement.

ARTICLE 7

PRE-CLOSING AND POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

7.1

General.   Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary and advisable in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the Closing conditions set forth in Section 9 below.

7.2

Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred herein.

7.3

Operation and Preservation of Business.  MDTC will continue to operate the MDTC Business, including its present operations, working conditions, and relationships with, licensors, suppliers, customers, and employees subject to the terms of Section 6.2 above. Further, MDTC will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, MDTC will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock; or, (ii) pay any amount to any third party with respect to any liability or obligation including any costs and expenses MDTC has incurred or may incur in connection with this Agreement and the transactions contemplated hereby that would not constitute an Assumed Liability if in existence as of the Closing.

7.4

Confidentiality. All information regarding the business of MDTC and TechTV provided to each other during due diligence investigation ill be kept in strict confidence and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by either party or disclosed to any third party (other than or MDTC’s professional accounting and legal advisors) without the prior written consent of the other party.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from either party, each party will immediately return to the requestor any information received regarding the others business.

7.5

Full Access.  TechTV will permit representatives of MDTC, including legal counsel and accountants, to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of TechTV to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to TechTV. MDTC will treat and hold as such any Confidential Information it receives from any TechTV Stockholder and TechTV in the course of the reviews contemplated by this Section 6.5, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to TechTV Stockholders and TechTV all tangible embodiments of the Confidential Information that are in its possession.

7.6

Notice of Developments.  Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 7.5, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

ARTICLE 8.

ADDITIONAL COVENANTS OF THE PARTIES

8.1

Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

8.2

Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, TechTV and MDTC will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of TechTV or MDTC, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

8.3

Conduct of TechTV and MDTC Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that MDTC otherwise consents in writing, TechTV will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that TechTV otherwise consents in writing, MDTC will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

8.4

Certain Acts Prohibited. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, neither TechTV or MDTC will not, without the prior written consent of the other:

(a)

amend its articles, bylaws or other incorporation documents;

(b)

incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets except in the ordinary course of business;

(c)

dispose of or contract to dispose of any property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Common Stock, Preferred Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)

(i) declare, set aside or pay any dividends on, or make any other distributions in respect of the Common Stock; or  (ii)  split, combine or reclassify any Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Common Stock; or

(f)

not materially increase benefits or compensation expenses, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

8.5

Public Announcements. MDTC and TechTV each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. TechTV acknowledges that MDTC must comply with securities laws requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist MDTC in meeting its obligations.

ARTICLE 9.

CLOSING

9.1

Closing. The Closing shall take place on the Closing Date at the offices Chachas Law Group P.C., 2445 Fifth Avenue, Suite 440, San Diego, CA 92101 or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for TechTV and MDTC, provided such undertakings are satisfactory to each party’s respective legal counsel.

9.2

Closing Deliveries of TechTV and the Selling Stockholder. At Closing, TechTV and the Selling Stockholder will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to MDTC:

(a)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of TechTV evidencing approval of this Agreement and the Transaction;

(b)

the Investment Letter as required by Section 2.2 of this Agreement;

(c)

share certificates representing the TechTV Shares as required by Section 2.3 of this Agreement;

(d)

all certificates and other documents required by Article 4., of this Agreement; and

(e)

the TechTV Documents and any other necessary documents, each duly executed by TechTV, as required to give effect to the Transaction.

9.3

Closing Deliveries of MDTC. At Closing, MDTC will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to TechTV:

(a)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of MDTC evidencing approval of this Agreement and the Transaction;

(b)

the share certificates representing 5,000,000 restricted MDTC Shares registered to  the Selling Stockholder;

(c)

all certificates and other documents required by Article 3., of this Agreement; and

(d)

the MDTC Documents and any other necessary documents, each duly executed by MDTC, as required to give effect to the Transaction.

ARTICLE 10.

TERMINATION

10.1

Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)

mutual agreement of MDTC and TechTV;

(b)

MDTC, if there has been a material breach by TechTV or any of the Selling Stockholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of TechTV or the Selling Stockholder that is not cured, to the reasonable satisfaction of MDTC, within ten business days after notice of such breach is given by MDTC (except that no cure period will be provided for a breach by TechTV or the Selling Stockholder that by its nature cannot be cured);

(c)

TechTV, if there has been a material breach by MDTC of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of MDTC that is not cured by the breaching party, to the reasonable satisfaction of TechTV, within ten business days after notice of such breach is given by TechTV (except that no cure period will be provided for a breach by MDTC that by its nature cannot be cured);

(d)

MDTC or TechTV if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

10.2

Effect of Termination. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

ARTICLE 11.

INDEMNIFICATION

11.1

Indemnification by MDTC. In order to induce TechTV to enter into and perform this Agreement, MDTC hereby indemnifies, protects, defends and saves and holds harmless TechTV and each of its stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing (“TechTV Indemnified Parties”), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense in excess of the Threshold, which the TechTV Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by MDTC of the representations, warranties and covenants set forth in Article 3., of, and elsewhere in, this Agreement or in any documents delivered pursuant hereto or of a breach by MDTC of any of its obligations pursuant to this Agreement or in any documents delivered pursuant hereto.

11.2

Indemnification by TechTV.  In order to induce MDTC to enter into and perform this Agreement, TechTV hereby indemnifies, protects, defends and saves and holds harmless MDTC and each of its stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing (“MDTC Indemnified Parties”), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense in excess of the Threshold, which the MDTC Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by TechTV of the representations, warranties and covenants set forth in Article 4., of, and elsewhere in, this Agreement or in any documents delivered pursuant hereto or of a breach by TechTV of any of its obligations pursuant to this Agreement or in any documents delivered pursuant hereto.

11.3

Reasonable Costs, Etc. The indemnification, which is set forth in this Article 11., of this Agreement shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all counsel fees, reasonable costs, expenses and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment; provided, however, that, there shall be a Threshold of $50,000 in the aggregate which must be exceeded before MDTC or TechTV, as the case may be, may recover any damages or costs pursuant this Article 11. Once the Bucket has been exceeded, however, the party seeking indemnity is entitled to recover all damages suffered or costs incurred, and not just those damages suffered or costs incurred in excess of the Threshold.

11.4

Third Party Claims. If any demand, claim, action or cause of action, suit, proceeding or investigation (collectively, the “Claim”) is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the “Indemnifying Party”), then the Indemnified Party within ten (10) days after such Indemnified Party’s receipt of the Claim, shall notify the Indemnifying Party pursuant to this Article 11., which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the “Claim Notice”). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within ten (10) days after receipt of the Claim Notice pursuant to the terms of this Agreement (such notice to control the defense is hereinafter referred to as the “Defense Notice”). The failure of the Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article 11., except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. All costs and expenses incurred by the Indemnified Party in defending the Claim shall be paid by the Indemnifying Party. If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense). The Indemnified Party shall not settle the Claim. If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid ten (10) day period by proper notice pursuant to the terms of this Agreement, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period by proper notice pursuant to this Article 11., shall be deemed to be an election by the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense). Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand; provided however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement. Notwithstanding the foregoing provisions of this Article 11., as a condition to the Indemnifying Party either having the right to defend the Claim, or having control over settlement as indicated in this Article 11., the Indemnifying Party shall execute an agreement, satisfactory to the other party acknowledging its liability for indemnification pursuant to this Article 11. Whether the Indemnifying Party shall control and assume the defense of the Claim or only participate in the defense or settlement of the Claim, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with its employees and counsel.

ARTICLE 12.

MISCELLANEOUS

12.1

Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.2

Enforceability. If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

12.3

Notices. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

If to MDTC:
Media Technologies, Inc Attn: Bryant D. Cragun 53C North Pacific Plaza Towers Ft. Bonifacio Global City Makati, Philippines 1620 Philippines

If to TechTV:
TechTV Media Inc. 1393 North Bennett Circle Farmington, Utah 84025 Attn: R. Gordon Jones

Any notice mailed to any party hereunder will be deemed effective within five (5) business days of deposit in the United States mail.

12.4

Governing Law: Disputes. This Agreement shall in all respects be construed, governed, applied and enforced under the internal laws of the State of Nevada without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of Nevada and made pursuant to the laws of the State of Nevada.

12.5

Expenses. Each party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the transactions set forth in this Agreement.

12.6

Construction. Each of the parties hereto hereby further acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the development of this Agreement and this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.

12.7

Entire Agreement.  This Agreement and all documents and instruments refereed to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section 12.11 of this Article 12., are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither MDTC or TechTV makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other’s representatives of any documentation or other with respect to any one or more of the foregoing.

12.8

Further Assurances.  The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

12. 9

Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

12.10

Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

12.11

Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein, except as provided in Section 2 of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

12.12

Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.13

Exhibits. All Exhibits and schedules annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

12.14

Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel and terminate this Agreement by giving written notice to the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

MEDIA TECHNOLOGIES, INC.

A Nevada Corporation

/s/ Bryant D. Cragun

By:  Bryant D. Cragun

Its:  President and Secretary

TECHTV MEDIA INC.

/s/ R. Gordon Jones

By: R. Gordon Jones

Its: President and Secretary

SELLING STOCKHOLDER

/s/ R. Gordon Jones

R. Gordon Jones

EXHIBIT 2.3

ESCROW AGREEMENT

[TO BE ATTACHED]

EXHIBIT 2.5

INVESTMENT LETTER

Media Technologies, Inc.

Attn:  Bryant D. Cragun

53C North Pacific Plaza Towers

Ft. Bonifacio

Global City

Makati, Philippines 1620

Philippines

Re:

INVESTMENT LETTER

Gentlemen:

The undersigned having acquired by a stock-for-stock exchange 5,000,000 restricted shares of Common Stock (the “Securities”) of Media Technologies, Inc., a Nevada corporation, (the Company”), pursuant to the terms of that certain Share Exchange Agreement between TechTV and the Company, hereby represents to the Company that:

1.

The Securities which are being acquired by the undersigned are being acquired for the undersigned's own account and for investment and not with a view to the public resale or distribution thereof.

2.

The undersigned will not sell, transfer or otherwise dispose of the Securities unless, in the opinion of the Company's counsel, such disposition conforms with applicable securities laws requirements.

3.

The undersigned is aware that the Securities are “restricted securities” as that term is defined in Rule 144 (the “Rule”) promulgated under the Securities Act of 1933, as amended (the “Act”).

4.

The undersigned acknowledges that the undersigned has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the finances of the Company and the proposed business plan of the Company.

5.

The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

6.

The undersigned further acknowledges that the undersigned is fully aware of the applicable limitations on the resale of the Securities.  These restrictions for the most part are set forth in Rule 144 (the “Rule”).  The Rule permits sales of “restricted securities” upon compliance with the requirements of such Rule.  If and when the Rule is available to the undersigned, the undersigned may make only sales of the Securities in accordance with the terms and conditions of the rule (which may limit the amount of Securities that may be sold).

7.

By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and risks of an investment by the undersigned in the Securities.

8.

The undersigned is capable of bearing the economic risks of an investment in the Securities.  The undersigned fully understands the speculative nature of the Securities and the possibility of loss.

9.

The undersigned's present financial condition is such that the undersigned is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

10.

Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefore, shall bear the following restrictive legend.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

11.

The undersigned further agrees that the Company shall have the right to issue stop-transfer instructions to its transfer agent until such time as sale is permitted under Security Laws and acknowledges that the Company has informed the undersigned of its intention to issue such instructions.

Very truly yours,

Date: ____________________

______________________________________

Signature

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Print

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Address

EXHIBIT 2.10

LOCK-UP AGREEMENT

[TO BE ATTACHED]